Exhibit 21


                              LIST OF SUBSIDIARIES
                                       OF
                      FURNITURE BRANDS INTERNATIONAL, INC.


       Name of Subsidiary                         Jurisdiction of Incorporation
       ------------------                         -----------------------------

Action Transport, Inc.                                        Delaware
Broyhill Furniture Industries, Inc.                           North Carolina
Broyhill Transport, Inc.                                      North Carolina
Cebu Agency Limited                                           Hong Kong
Classic Design Furnishings, Inc.                              Virginia
Decorative Hardware Solutions Ltd.                            Vanuatu
Design Agency Limited                                         Hong Kong
D-H Retail Space, Inc.                                        Delaware
Drexel Heritage Furniture Industries, Inc.                    Delaware
Fayette Enterprises, Inc.                                     Mississippi
Furniture Brands Export Co., Ltd.                             Barbados
HDM Furniture Industries, Inc.                                Delaware
Henredon Furniture Industries, Inc.                           Delaware
Henredon Transportation Company                               North Carolina
Henredon Designer Showrooms, Inc.                             Delaware
Lane Furniture Industries, Inc.                               Mississippi
Laneventure, Inc.                                             Delaware
Maitland-Smith Asia Holdings Limited                          Vanuatu
Maitland-Smith Cebu, Inc.                                     Philippines
Maitland-Smith Furniture Industries, Inc.                     Delaware
Maitland-Smith Home Furnishings, Inc.                         Delaware
Maitland-Smith Limited                                        Hong Kong
P.T. Maitland-Smith                                           Indonesia
Perabut Bermutu (L) Bhd.                                      Malaysia
The Lane Company, Incorporated                                Virginia
Thomasville Furniture Industries, Inc.                        Delaware
Thomasville Home Furnishings, Inc.                            Delaware


     Lane Furniture Industries, Inc. also does business as Laneventure.

     Thomasville Furniture Industries, Inc. also does business as Hickory Chair Company, The Pearson Company, Hickory Business Furniture, Highland House, Founders and Creative Interiors.